U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            POST EFFECTIVE AMENDMENT

                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BANNER HOLDING CORP.
                 (Name of small business issuer in its charter)

                                     Florida
                    (State of incorporation or organization)

                                      6770
                       (Primary Standard Industrial Code)

                                   65-0826508
                      (I.R.S. Employer Identification No.)

                           120 North U.S. Highway One
                             Tequesta, Florida 33469
                                 (561) 747-0244
              (Address and telephone number of principal executive
                    offices and principal place of business)

Approximate date of commencement of proposed sale to the public: May 3, 2000.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Background

Banner Holding Corp. filed a Form SB-2 Registration Statement with the Securities and Exchange Commission on June 17, 1998. The registration, No. 333570-43, was declared effective April 20, 2000. The Company sold 200,000 shares of this public offering and those shares and the proceeds were held in escrow in accordance with Rule 419. The Company was unable to timely effect a business combination as set forth in its business plan and in compliance with Rule 419 was forced to terminate the offering at its expiration date of October 20, 2001. The escrow agent returned the money to the investor. The share certificate was returned to the Company and cancelled.

The Company intends to file another Form SB-2 Registration Statement with the Securities and Exchange Commission and, subsequent to SEC declaration of an effective date for said Registration, to go forward with its plan to effect a business combination.

                                   SIGNATURES

        In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               BANNER HOLDING CORP.
                                                  (Registrant)


Date: February 20, 2002                        By: /s/ John M. O'Keefe,Sr.
                                               John M. O'Keefe, Sr.
                                               President and Chief
                                               Executive Officer